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Dear ___________:

This letter will confirm our conversation regarding payment of amounts due from Cobalt to ____________ under the April 30, 1999 promissory note which matures on July 30, 1999. You have agreed to extend the maturity date on the note from July 30, 1999 to August 10, 1999 on the following conditions:
     (1) July interest on the note will be paid on August 1, 1999;

     (2) Cobalt will pay $____ as additional interest on the promissory note on the maturity date of August 10, 1999; and

     (3) Failure of Cobalt to pay the principal and unpaid interest on August 10, 1999 shall constitute an "Event of Default" under the April 30, 1999 promissory note (without any further passage of time or any written notice).

     We appreciate your flexibility and willingness to assist with the timing of the payment on the note.

                                       Sincerely,

                                       Jeffrey B. Lissack
                                       Vice President, Business Integration

Acknowledged and Agreed:

By:
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Its:
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Date:
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